Exhibit 10.17

SECURED PROMISSORY NOTE

US $3,550,000.00                                                                                             December 23, 2011

FOR VALUE RECEIVED, Howell Countryside, Inc., a New Jersey corporation, a HCI Properties, LLC, a New Jersey limited liability company, and A.A.H. Management Company, Inc., a New Jersey corporation (individually and collectively, and together with such parties’ respective successors and assigns, “Borrower”) promise to pay to the order of National Tax Credit Investors II, a California limited partnership (together with its successors and assigns, “Lender”), the principal sum of THREE MILLION FIVE HUNDRED FIFTY THOUSAND AND 00/100 Dollars (US $3,550,000.00), with interest on the unpaid principal balance, as hereinafter provided.

1.                  Defined Terms.

1.1              As used in herein the following terms shall have the meanings ascribed to them below:

“Attorneys’ Fees and Costs” means (i) fees and out-of-pocket costs of Lender’s attorneys, as applicable, including, without limitation, costs of Lender’s in-house counsel, support staff costs, costs of preparing for litigation, computerized research, telephone and facsimile transmission expenses, mileage, deposition costs, postage, duplicating, process service, videotaping and similar costs and expenses; (ii) costs and fees of any expert witnesses; and (iii) all investigatory fees.

“Bankruptcy or Insolvency Event” means:  (i) the making of a general assignment for the benefit of creditors by Borrower or any guarantor of the Indebtedness; (ii) the voluntary appointment (at the request of any such party or with the consent of any such party) of a receiver, custodian, liquidator or trustee in bankruptcy of the property of Borrower or any guarantor of the Indebtedness; (iii) the filing by Borrower or any guarantor of the Indebtedness of a petition in bankruptcy or an adjudication of Borrower or any guarantor of the Indebtedness as bankrupt or insolvent; (iv) the filing by Borrower or any guarantor of the Indebtedness of any petition or answer seeking or acquiescing in any relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors; (v) Borrower or any guarantor of the Indebtedness admitting in writing its insolvency or inability to pay its debts generally as they become due; or (vi) the filing against Borrower or any guarantor of the Indebtedness of a petition seeking any relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other similar relief for debtors, or the involuntary appointment of a receiver, custodian, liquidator or trustee in bankruptcy of the property of Borrower or any guarantor of the Indebtedness, if such petition or appointment is not vacated or discharged within thirty (30) days after the filing or making thereof.

“Borrower” is defined in the preamble hereto.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which the national banking associations are not open for business.

“Default Rate” means an annual interest rate equal to nine percent (9%) computed, notwithstanding anything contained in this Note to the contrary, from the Effective Date ; provided, however, at no time will the Default Rate exceed the Maximum Interest Rate.

“Effective Date” means the date of this Note, first above written.

“Indebtedness” means the outstanding principal balance of this Note, together with all interest accrued thereon, and all other amounts due at any time under this Note or any other Loan Document, including late charges and default interest.

“Lender” is defined in the preamble hereto.

“Loan” means the loan evidenced by this Note.

“Loan Documents” means, collectively, the Note, the Security Instrument and any other documents now or in the future executed by Borrower or any guarantor or any other Person in connection with the Loan, as such documents may be amended from time to time.

“Maturity Date” means the earlier of (i) June 30, 2012, and (ii) the date on which the unpaid principal balance of this Note becomes due and payable by acceleration or otherwise pursuant to the Loan Documents or the exercise by Lender of any right or remedy under any Loan Document.

“Maximum Interest Rate” means the highest rate of interest permitted to be charged at any time by applicable law.

“Note” means this Secured Promissory Note as the same may be amended, restated or otherwise modified from time to time.

“Partnership” means Countryside North American Partners L.P., a New Jersey limited partnership.

“Person” means any individual, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, estate, trust, joint stock company, unincorporated association, any other entity, any governmental authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Property” means that certain multi-family housing development commonly known as Countryside Apartments, North American Drive, Howell, New Jersey.

“Security Instrument” means that certain Pledge and Security Agreement, effective as of the date of this Note, from Borrower to and for the benefit of Lender and securing this Note.

“Stated Rate” means a per annum interest rate of two percent (2%); provided, however, if the entire amount of the Indebtedness is not paid on or before March 31, 2012, the Stated Rate shall be seven percent (7%), effective as of the Effective Date.

1.2              Other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Security Instrument.

2.                  Representation and Warranties of Borrower.

2.1              This Note and the Security Instrument have each been duly executed and delivered to Lender by Borrower and/or each guarantor of the Indebtedness (as applicable) and each such document constitutes the legal, valid and binding obligation of each party thereto enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles.

2.2              The execution, delivery and performance of this Note and the Security Instrument by Borrower and/or each guarantor of the Indebtedness (as applicable) and the compliance with the terms and conditions hereof and thereof by each such party does not, with or without the giving of notice or the lapse of time or both, conflict with, constitute a default under, or violate (i) any material agreement to which Borrower and/or any guarantor of the Indebtedness is a party, or (ii) any judgment, decree, order, law, rule or regulation applicable to Borrower and/or any guarantor of the Indebtedness.

2.3              There is no unsatisfied judgment, award, order, writ, injunction, arbitration, decision or decree outstanding or any litigation, proceeding, claim or investigation pending or, to the best knowledge of Borrower, threatened against Borrower and/or any guarantor of the Indebtedness which may adversely affect the ability of Borrower and/or any guarantor of the Indebtedness to enter into and perform its obligations under this Note and the Security Instrument (as applicable).

3.                  Payments; Address for Payment.

3.1              Interest will accrue on the outstanding principal balance of this Note at the Stated Rate, as provided in Section 3(d) and subject to the provisions of Section 8 of this Note.

3.2              Interest under this Note shall be computed, payable and allocated on the basis of a 365-day year.

3.3              [Intentionally Omitted]

3.4              [Intentionally Omitted]

3.5              All of the Indebtedness, including all accrued and unpaid principal, interest and other charges, shall be due and payable by Borrower on the Maturity Date.

3.6              All payments under this Note shall be made in immediately available U.S. funds.

3.7              [Intentionally Omitted]

3.8              Any accrued interest remaining past due for ten (10) days or more, shall be added to and become part of the unpaid principal balance of this Note and any reference to “accrued interest” shall refer to only accrued interest which has not then become part of the unpaid principal balance.  Any amount added to principal pursuant to the Loan Documents shall bear interest at the Stated Rate or the Default Rate (as applicable) in accordance with the terms of this Note and shall be payable with such interest upon demand by Lender and absent such demand, as provided in this Note for the payment of principal and interest.

3.9              All payments made by Borrower hereunder shall be made irrespective of, and without any deduction for, any set-offs or counterclaims.

3.10          All payments due under this Note shall be payable at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, or such other place as may be designated by notice to Borrower from or on behalf of Lender.

4.                  Application of Payments.  If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply the amount received to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s sole discretion.  Borrower agrees that neither Lender’s acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender’s application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

5.                  Security.  The Indebtedness is secured by, among other things, the Security Instrument, and reference is made to the Security Instrument for other rights of Lender as to collateral for the Indebtedness.

6.                  Acceleration.  If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, and all other amounts payable under this Note and any other Loan Document, shall at once become due and payable, at the option of Lender, without any prior notice to Borrower (except if notice is required by applicable law, then after such notice).  Lender may exercise this option to accelerate regardless of any prior forbearance.  Notwithstanding the foregoing, the entire unpaid principal balance, any accrued interest, and all other amounts payable under this Note and the other Loan Document, shall without notice or demand and without the need for any action or election by Lender automatically become due and payable upon the occurrence of any Bankruptcy or Insolvency Event.  For the purposes of this Note, the occurrence of any one or more of the following shall constitute an event of default (each an, “Event of Default”) under this Note:

6.1              any failure by Borrower to pay or deposit when due any amount required by the Note;

6.2              any fraud or material misrepresentation or material omission by Borrower or any guarantor in connection with (i) the application for or creation of the Indebtedness, (ii) any financial statement, rent schedule, or other report or information provided to Lender during the term of the Indebtedness, or (iii) any request for Lender’s consent to any proposed action;

6.3              any failure by Borrower or any guarantor of the Indebtedness to perform any of their respective obligations as and when required under any Loan Document;

6.4              any exercise by the holder of any other debt instrument secured by a mortgage, deed of trust or deed to secure debt on the Property of a right to declare all amounts due under that debt instrument immediately due and payable;

6.5              the occurrence of any Bankruptcy or Insolvency Event; and

6.6              if Borrower’s representations and warranties in this Note or any other Loan Document is false or misleading in any material respect.

7.                  Late Charge.

7.1              If any Monthly Installment or any other amount payable under this Note or under the Security Instrument or any other Loan Document is not received in full by Lender within three (3) Business Days after the Monthly Installment or other amount is due, counting from and including the date such Monthly Installment or other amount is due (unless applicable law requires a longer period of time before a late charge may be imposed, in which event such longer period shall be substituted), Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to five percent (5%) of such Monthly Installment or other amount due (unless applicable law requires a lesser amount be charged, in which event such lesser amount shall be substituted).

7.2              Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses.  Borrower agrees that the late charge payable pursuant to this Section 7 represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment and that such charge does not constitute a penalty.  The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Section 8.

8.                  Default Rate.  For so long as any Event of Default (including, without limitation, the failure to pay the Indebtedness in full on the Maturity Date) has occurred and is continuing, then notwithstanding anything in Section 3 of this Note to the contrary, interest under this Note shall accrue on the unpaid principal balance and (to the extent permitted by applicable law) all unpaid interest and other Indebtedness then due, from the date on which any such Event of Default occurs at the Default Rate until (i) such Event of Default is cured in accordance with the Loan Documents or (ii) the entire Indebtedness is paid in full.

9.                  Full Recourse Loan.  Borrower accepts and agrees that the Loan evidenced by this Note is a full recourse Loan and that Lender may exercise any and all remedies available to it at law or in equity against Borrower in order to collect the entire amount of the Indebtedness in accordance with the Loan Documents as and when due.

10.              Voluntary and Involuntary Prepayments.

10.1          Any receipt by Lender of principal due under this Note prior to the Maturity Date constitutes a prepayment of principal under this Note.  Without limiting the foregoing, any application by Lender, prior to the Maturity Date, of any proceeds of collateral or other security to the repayment of any portion of the unpaid principal balance of this Note constitutes a prepayment under this Note.

10.2          Borrower may voluntarily prepay all or any part of the unpaid principal balance of this Note at any time.

11.              Costs and Expenses.  To the fullest extent allowed by applicable law, Borrower shall pay all expenses and costs, including Attorneys’ Fees and Costs incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

12.              Forbearance; Not Waiver.  Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy.  The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment.  Enforcement by Lender of any security for Borrower’s obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

13.              Waivers.  Borrower and all endorsers and guarantors of this Note and all other third party obligors waive presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness.

14.              Loan Charges.  Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the Maximum Interest Rate.  If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation.  The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of this Note.  Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of this Note.

15.              Commercial Purpose.  Borrower represents that Borrower is incurring the Indebtedness solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family, household, or agricultural purposes.

16.              Counting of Days.  Except where otherwise specifically provided, any reference in this Note to a period of “days” means calendar days, not Business Days.

17.              GOVERNING LAW.

(1)                THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

(2)               ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY CAMDEN, COUNTY OF CAMDEN, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  HOWEVER, NOTHING IN THIS NOTE IS INTENDED TO LIMIT ANY RIGHT THAT LENDER MAY HAVE TO BRING ANY SUIT, ACTION OR PROCEEDING RELATING TO MATTERS ARISING UNDER THIS NOTE IN ANY COURT OF ANY OTHER JURISDICTION.

18.              WAIVER OF TRIAL BY JURY.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

19.              Joint and Several. Each obligation expressly identified as an obligation of Borrower under this Note shall be the joint and several obligation of each person and entity comprising Borrower.

20.              Captions.  The captions of the Sections of this Note are for convenience only and shall be disregarded in construing this Note.

21.              Notices; Written Modifications.

21.1          All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be (a) personally delivered with a written receipt of delivery; (b) sent by a nationally-recognized overnight delivery service requiring a written acknowledgement of receipt or providing a certification of delivery or attempted delivery; (c) sent by certified or registered mail, return receipt requested; or (d) sent by confirmed facsimile transmission or electronic delivery with an original copy thereof transmitted to the recipient by one of the means described in subsections (a) through (c) no later than 3 business days thereafter.  All notices shall be deemed effective when actually delivered as documented in a delivery receipt; provided, however, that if the notice was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of the absence of a signatory to acknowledge receipt, or by reason of a change of address with respect to which the addressor did not have either knowledge or written notice delivered in accordance with this paragraph, then the first attempted delivery shall be deemed to constitute delivery.  Each party shall be entitled to change its address for notices from time to time by delivering to the other party notice thereof in the manner herein provided for the delivery of notices.  All notices shall be sent to the addressee at its address set forth following its name below:

(a)               If to Lender:

c/o AIMCO

4582 South Ulster Street Parkway

Suite 1100

Denver, CO  80237

Attention:  Trent Johnson, Esq.

Facsimile:  720-200-6882

with a copy to:

Law Offices of Peter H. Alpert, Inc.

601 S. Figueroa Street, Suite 2330

Los Angeles, CA 90017

Attention: Peter H. Alpert, Esq.

Facsimile: 213-687-1511

(b)               If to Borrower:

c/o AAH Management Co., Inc.

Laurelwood Corporate Center

1103 Laurel Oak Road, Suite 105B

Voorhees, NJ 08043

Attention: Barry Sharer

Facsimile: 856-435-4868

with a copy to:

Paul & Katz, P.C.

Laurelwood Corporate Center

1103 Laurel Oak Road, Suite 105C

Voorhees, NJ 08043

Attention: Edward L. Paul, Esq.

Facsimile: 856-435-7064

21.2          Any modification or amendment to this Note shall be ineffective unless in writing signed by the party sought to be charged with such modification or amendment.

21.       Sales/Re-financings.              If, at any time after the date hereof, the Partnership, at the direction of Borrower or otherwise, (x) refinances any one or more of the mortgage loans encumbering the Property, (y) borrows any money secured by a mortgage encumbering the Property (or by a pledge of any direct or indirect ownership interests in the Borrower), or (z) sells the Property or any portion thereof (excluding the sale of less than all of the direct or indirect interest in the Borrower to one or more third party investors), then Borrower shall cause all net proceeds realized by Partnership from any of the foregoing transactions to be applied to the payment of the Indebtedness, which net proceeds shall be applied first to all interest and other sums due hereunder which have accrued and remain unpaid, and then to the principal balance of the Loan.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered as of the date first above written.

BORROWER:                                                       HCI PROPERTIES LLC,

a New Jersey limited liability company

By  /s/Barry Sharer

Name: Barry Sharer

Title: Managing Member

HOWELL COUNTRYSIDE, INC.,

a New Jersey corporation

By  /s/Barry Sharer

Name: Barry Sharer

Title: President

A.A.H. MANAGEMENT COMPANY, INC.,

a New Jersey corporation

By  /s/Barry Sharer

Name: Name: Barry Sharer

Title: President